Exhibit 99.1

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	John McCallion
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2012 RESULTS

– Operating Earnings of $1.4 Billion, or $1.33 Per Share, up 18% from 2Q 2011 –

– Net Income of $2.3 Billion, or $2.12 Per Share, Including Derivative Gains Due to Lower

Interest Rates & Impact of MetLife’s Credit Spreads –

– Book Value Excluding Accumulated Other Comprehensive Income Grows 12%

Over 2Q 2011 to $48.60 Per Share –

NEW YORK, August 1, 2012 – MetLife, Inc. (NYSE: MET) today reported second quarter 2012 net income of $2.3 billion, or $2.12 per share, and operating earnings1 of $1.4 billion, or $1.33 per share.

“MetLife continued to perform well in the second quarter particularly given the current environment,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “Our story is clear – consistent execution on the fundamentals of the business. Our underwriting discipline is paying off, our investment income and core spreads are healthy, and we’re successfully managing through the low-interest-rate environment.”

Net income included net derivative gains of $1.4 billion, after tax, largely due to decreases in interest rates and the impact of MetLife’s credit spreads during the quarter. As part of its broader asset-liability management strategy, MetLife uses derivatives to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment. Also, derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

[1]

Information regarding the non-GAAP financial measures included in this press release and the reconciliation of the historical non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Second Quarter 2012 Financial Supplement.

SUMMARY

•	Second quarter 2012 operating earnings of $1.4 billion, or $1.33 per share, up 18% over the second quarter of 2011 driven by all three geographic regions

•	Book value excluding accumulated other comprehensive income of $48.60 per share, up 12% over the second quarter of 2011

•	Net investment income of $5.2 billion, up 4% over the second quarter of 2011 and reflecting:

•	solid recurring income, which drove strong investment spreads, and

•	variable investment income above the plan range by $79 million, or $0.07 per share, after tax and the impact of deferred acquisition costs (“DAC”)

($ in millions, except per share data)	For the three months ended June 30,
	2012	2011	Change
Premiums, fees & other revenues	$11,602	$11,636	—
Total operating revenues	$16,789	$16,647	1%

Net income (loss)	$2,264	$1,069	—
Net income (loss) per share	$2.12	$1.00	—

Operating earnings	$1,426	$1,207	18%
Operating earnings per share	$1.33	$1.13	18%

Book value per share	$56.83	$46.56	22%
Book value per share, excluding AOCI	$48.60	$43.24	12%

BUSINESS DISCUSSIONS

All comparisons of second quarter 2012 results in the business discussions that follow are with the second quarter of 2011, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the Second Quarter 2012 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

THE AMERICAS

Total operating earnings for the Americas increased 11% to $1.1 billion driven by strong earnings growth in Retail as well as Group, Voluntary & Worksite Benefits. Premiums, fees & other revenues for the Americas were down slightly at $8.4 billion, largely due to a decline in pension closeout sales, which often fluctuate significantly from quarter to quarter.

Retail

Operating earnings for Retail – which includes U.S. retail life insurance and annuities – were $380 million, up 14% due to favorable investment margins, higher fees and lower expenses. Premiums, fees & other revenues for Retail were $2.4 billion, up 3% as higher annuity fees were partially offset by lower income annuity and life sales. Variable annuity sales were $4.6 billion, down 34%.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits – which includes U.S. group life, non-medical health and property & casualty insurance – were $295 million, up 29% mainly due to favorable claims experience in the non-medical health business and lower catastrophes in the property & casualty business. While catastrophes were lower compared with the record levels in the second quarter of 2011, they were $44 million, or $0.04 per share, after tax, above the company’s quarterly plan provision for the second quarter of 2012. These higher than expected catastrophes were partially offset by favorable non-catastrophe claim development related to prior accident years of $25 million, or $0.02 per share, after tax, in the second quarter of 2012.

Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.5 billion, up 4% due to growth across the businesses, including favorable sales and persistency in group life as well as higher dental, disability and property & casualty revenues.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding – which includes the U.S. and U.K. pension closeout businesses, structured settlements and other benefit funding products – were $318 million, down 2%. Premiums, fees & other revenues for Corporate Benefit Funding were $645 million, down 35% due to lower pension closeout sales (which often fluctuate significantly from quarter to quarter) and a decline in structured settlement sales.

Latin America

Operating earnings for Latin America were $135 million, up 5% (19% on a constant currency basis) due to business growth in several countries. Premiums, fees & other revenues in Latin America increased 1% (13% on a constant currency basis) to $851 million, largely due to growth in accident & health insurance in Chile and Argentina as well as higher immediate annuity sales in Chile. Total sales for the region increased 4%, driven by growth in the accident & health and retirement businesses.

ASIA

Operating earnings for Asia were $275 million, up 61% primarily due to growth in the business in Japan and strong net investment income. The prior year period was negatively impacted by the March 2011 tsunami and earthquake in Japan. Premiums, fees & other revenues in Asia were $2.3 billion, up 6% due to business growth in Japan and Australia as well as improved persistency in both Japan and Korea. Total sales for the region grew 13%, driven by higher life sales in Japan, increased accident & health sales in China and growth in group sales in Australia.

EMEA

Operating earnings for EMEA were $82 million, up 28% (46% on a constant currency basis) due to business growth in several countries and the benefit of a one-time item. EMEA premiums, fees & other revenues were $815 million, down 4%, but up 3% on a constant currency basis. Total sales for the region increased 13% despite the challenging economic environment in Europe. Turkey, Russia and the Gulf countries contributed to the sales growth in the quarter.

INVESTMENTS

Net investment income was $5.2 billion, up 4%. Variable investment income was above the plan range at $371 million ($242 million, after tax and DAC) compared with $273 million ($177 million, after tax and DAC) in the second quarter of 2011.

For the second quarter of 2012, MetLife reported $4 million, after tax, of investment portfolio net gains compared with investment portfolio net losses of $34 million, after tax. Derivative net gains were $1.3 billion, after tax and other adjustments, compared with derivative net gains of $195 million, after tax and other adjustments, in the second quarter of 2011.

CORPORATE & OTHER

Corporate & Other had an operating loss of $59 million, compared with an operating loss of $43 million. Higher net investment income in the second quarter of 2012 was offset by lower earnings from MetLife Bank’s forward mortgage servicing operations and certain other expenses of $29 million ($0.03 per share), after tax.

Conference Call

MetLife will hold its second quarter 2012 earnings conference call and audio Webcast on Thursday, August 2, 2012, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1027. To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, August 2, 2012, until Thursday, August 9, 2012 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844. The access code for the replay is 226302. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share and premiums, fees and other revenues, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share and premiums, fees and other revenues (operating), respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife (“Divested businesses”). Operating revenues also excludes net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”).

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB fees”);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market value adjustments”);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (“AOCI”) and book value per diluted common share, excluding AOCI, should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted common share, respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Second Quarter 2012 Financial Supplement and/or in the tables that accompany this earnings press release.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the trajectory of the national debt of the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (26) changes in accounting standards, practices and/or policies; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber-or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

#   #   #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,139	$9,270	$18,246	$17,802
Universal life and investment-type product policy fees	1,999	1,908	4,008	3,740
Net investment income	5,187	5,011	10,272	9,794
Other revenues	464	458	953	926

Total operating revenues	16,789	16,647	33,479	32,262

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,132	9,272	18,071	17,711
Interest credited to policyholder account balances	1,525	1,508	3,064	2,987
Capitalization of DAC	(1,313)	(1,365)	(2,675)	(2,627)
Amortization of DAC and VOBA	1,162	1,136	2,180	2,133
Amortization of negative VOBA	(164)	(163)	(301)	(326)
Interest expense on debt	299	328	612	651
Other expenses	4,113	4,172	8,404	8,062

Total operating expenses	14,754	14,888	29,355	28,591

Operating earnings before provision for income tax	2,035	1,759	4,124	3,671
Provision for income tax expense (benefit)	578	521	1,174	1,085

Operating earnings	1,457	1,238	2,950	2,586
Preferred stock dividends	31	31	61	61

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,426	$1,207	$2,889	$2,525

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,457	$1,238	$2,950	$2,586
Adjustments from operating earnings to income (loss) from continuing operations:
Net investment gains (losses)	(64)	(155)	(174)	(254)
Net derivative gains (losses)	2,092	352	114	37
Premiums	22	24	44	46
Universal life and investment-type product policy fees	98	61	167	118
Net investment income	(468)	83	647	612
Other revenues	(71)	134	37	232
Policyholder benefits and claims and policyholder dividends	(131)	(223)	(639)	(393)
Interest credited to policyholder account balances	503	66	(515)	(379)
Capitalization of DAC	2	2	4	4
Amortization of DAC and VOBA	(317)	(118)	(13)	(60)
Amortization of negative VOBA	17	20	35	40
Interest expense on debt	(43)	(92)	(88)	(184)
Other expenses	(337)	(403)	(814)	(696)
Provision for income tax (expense) benefit	(460)	73	411	277

Income (loss) from continuing operations, net of income tax	2,300	1,062	2,166	1,986
Income (loss) from discontinued operations, net of income tax	3	31	17	(9)

Net income (loss)	2,303	1,093	2,183	1,977
Less: Net income (loss) attributable to noncontrolling interest	8	(7)	32	-

Net income (loss) attributable to MetLife, Inc.	2,295	1,100	2,151	1,977
Less: Preferred stock dividends	31	31	61	61
Less: Preferred stock redemption premium	-	-	-	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,264	$1,069	$2,090	$1,770

MetLife, Inc.

(Unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2012		2011		2012		2011
		Earnings Per Weighted Average Common Shares Diluted (1)		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (1)		Earnings Per Weighted Average Common Shares Diluted
	(In millions, except share and per share data)				(In millions, except share and per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,426	$1.33	$1,207	$1.13	$2,889	$2.70	$2,525	$2.36

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses)	(64)	(0.06)	(155)	(0.14)	(174)	(0.16)	(254)	(0.24)
Add: Net derivative gains (losses)	2,092	1.96	352	0.33	114	0.11	37	0.03
Add: Other adjustments to continuing operations	(725)	(0.67)	(446)	(0.43)	(1,135)	(1.06)	(660)	(0.61)
Add: Provision for income tax (expense) benefit	(460)	(0.43)	73	0.07	411	0.37	277	0.26
Add: Income (loss) from discontinued operations, net of income tax	3	-	31	0.03	17	0.02	(9)	(0.01)
Less: Net income (loss) attributable to noncontrolling interests	8	0.01	(7)	(0.01)	32	0.03	-	-
Less: Preferred stock redemption premium	-	-	-	-	-	-	146	0.14

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,264	$2.12	$1,069	$1.00	$2,090	$1.95	$1,770	$1.65

Weighted average common shares outstanding - diluted (1)		1070.0		1071.0		1069.5		1069.9

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$11,602	$11,636	$23,207	$22,468
Add: Adjustments to premiums, fees and other revenues	49	219	248	396

Total premiums, fees and other revenues	$11,651	$11,855	$23,455	$22,864

Reconciliation to GAAP Revenues and GAAP Expenses

Total operating revenues	$16,789	$16,647	$33,479	$32,262
Add: Net investment gains (losses)	(64)	(155)	(174)	(254)
Add: Net derivative gains (losses)	2,092	352	114	37
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	20	1	14	(2)
Add: Other adjustments to revenues	(439)	301	881	1,010

Total revenues	$18,398	$17,146	$34,314	$33,053

Total operating expenses	$14,754	$14,888	$29,355	$28,591
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	257	112	65	84
Add: Other adjustments to expenses	49	636	1,965	1,584

Total expenses	$15,060	$15,636	$31,385	$30,259

			June 30,
			2012	2011
Reconciliation to Book Value Per Common Share (2)

Book Value Per Common Share Calculation:
Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)			$48.60	$43.24
Add: Accumulated other comprehensive income (loss) per common share			8.23	3.32

Book value per common share - (actual common shares outstanding)			$56.83	$46.56

Common shares outstanding, end of period			1,062.2	1057.4

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(In millions)		(In millions)
Total The Americas Operations:
Operating earnings available to common shareholders	$1,128	$1,015	$2,286	$2,039
Add: Net investment gains (losses)	202	16	167	94
Add: Net derivative gains (losses)	1,801	484	694	176
Add: Other adjustments to continuing operations	(435)	(318)	(625)	(405)
Add: Provision for income tax (expense) benefit	(565)	(72)	(99)	24
Add: Income (loss) from discontinued operations, net of income tax	3	29	17	50
Less: Net income (loss) attributable to noncontrolling interest	1	-	1	-

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,133	$1,154	$2,439	$1,978

Retail:
Operating earnings available to common shareholders	$380	$333	$788	$674
Add: Net investment gains (losses)	52	47	118	82
Add: Net derivative gains (losses)	960	336	438	262
Add: Other adjustments to continuing operations	(260)	(121)	(364)	(207)
Add: Provision for income tax (expense) benefit	(263)	(91)	(67)	(48)
Add: Income (loss) from discontinued operations, net of income tax	-	9	10	29

Net income (loss) available to MetLife, Inc.’s common shareholders	$869	$513	$923	$792

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$295	$228	$599	$501
Add: Net investment gains (losses)	19	(8)	13	3
Add: Net derivative gains (losses)	567	177	188	78
Add: Other adjustments to continuing operations	(40)	(37)	(78)	(69)
Add: Provision for income tax (expense) benefit	(192)	(47)	(43)	(5)

Net income (loss) available to MetLife, Inc.’s common shareholders	$649	$313	$679	$508

Corporate Benefit Funding:
Operating earnings available to common shareholders	$318	$325	$616	$614
Add: Net investment gains (losses)	144	(10)	46	2
Add: Net derivative gains (losses)	288	(37)	45	(167)
Add: Other adjustments to continuing operations	(7)	15	14	55
Add: Provision for income tax (expense) benefit	(148)	10	(37)	38
Add: Income (loss) from discontinued operations, net of income tax	3	20	7	21

Net income (loss) available to MetLife, Inc.’s common shareholders	$598	$323	$691	$563

Latin America:
Operating earnings available to common shareholders	$135	$129	$283	$250
Add: Net investment gains (losses)	(13)	(13)	(10)	7
Add: Net derivative gains (losses)	(14)	8	23	3
Add: Other adjustments to continuing operations	(128)	(175)	(197)	(184)
Add: Provision for income tax (expense) benefit	38	56	48	39
Less: Net income (loss) attributable to noncontrolling interest	1	-	1	-

Net income (loss) available to MetLife, Inc.’s common shareholders	$17	$5	$146	$115

Asia:
Operating earnings available to common shareholders	$275	$171	$572	$395
Add: Net investment gains (losses)	(36)	(32)	(139)	(158)
Add: Net derivative gains (losses)	50	5	20	61
Add: Other adjustments to continuing operations	5	43	(1)	29
Add: Provision for income tax (expense) benefit	(24)	10	33	38
Add: Income (loss) from discontinued operations, net of income tax	-	1	-	(60)
Less: Net income (loss) attributable to noncontrolling interest	9	1	11	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$261	$197	$474	$304

EMEA:
Operating earnings available to common shareholders	$82	$64	$158	$143
Add: Net investment gains (losses)	(25)	(34)	(18)	(88)
Add: Net derivative gains (losses)	14	(12)	43	7
Add: Other adjustments to continuing operations	(23)	(34)	(5)	(47)
Add: Provision for income tax (expense) benefit	39	6	13	26
Less: Net income (loss) attributable to noncontrolling interest	(5)	(3)	17	4

Net income (loss) available to MetLife, Inc.’s common shareholders	$92	$(7)	$174	$37

Corporate & Other:
Operating earnings available to common shareholders	$(59)	$(43)	$(127)	$(52)
Add: Net investment gains (losses)	(205)	(105)	(184)	(102)
Add: Net derivative gains (losses)	227	(125)	(643)	(207)
Add: Other adjustments to continuing operations	(272)	(137)	(504)	(237)
Add: Provision for income tax (expense) benefit	90	129	464	189
Add: Income (loss) from discontinued operations, net of income tax	-	1	-	1
Less: Net income (loss) attributable to noncontrolling interest	3	(5)	3	(5)
Less: Preferred stock redemption premium	-	-	-	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$(222)	$(275)	$(997)	$(549)

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(In millions)
Revenues
Premiums	$9,161	$9,294	$18,290	$17,848
Universal life and investment-type product policy fees	2,097	1,969	4,175	3,858
Net investment income	4,719	5,094	10,919	10,406
Other revenues	393	592	990	1,158
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(118)	(298)	(253)	(430)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	27	175	29	184
Other net investment gains (losses)	27	(32)	50	(8)

Total net investment gains (losses)	(64)	(155)	(174)	(254)
Net derivative gains (losses)	2,092	352	114	37

Total revenues	18,398	17,146	34,314	33,053

Expenses
Policyholder benefits and claims	8,911	9,121	18,015	17,358
Interest credited to policyholder account balances	1,022	1,442	3,579	3,366
Policyholder dividends	352	374	695	746
Other expenses	4,775	4,699	9,096	8,789

Total expenses	15,060	15,636	31,385	30,259

Income (loss) from continuing operations before provision for income tax	3,338	1,510	2,929	2,794
Provision for income tax expense (benefit)	1,038	448	763	808

Income (loss) from continuing operations, net of income tax	2,300	1,062	2,166	1,986
Income (loss) from discontinued operations, net of income tax	3	31	17	(9)

Net income (loss)	2,303	1,093	2,183	1,977
Less: Net income (loss) attributable to noncontrolling interests	8	(7)	32	-

Net income (loss) attributable to MetLife, Inc.	2,295	1,100	2,151	1,977
Less: Preferred stock dividends	31	31	61	61
Preferred stock redemption premium	-	-	-	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,264	$1,069	$2,090	$1,770

(1)	For the three and six months ended June 30, 2012, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income available to MetLife, Inc.’s common shareholders per common share - diluted.

(2)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.